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EXHIBIT 4.2
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FORM OF CERTIFICATE FOR COMPANY'S COMMON STOCK

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CMC                                                                      SHARES
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COATES MOTORCYCLE COMPANY, LTD.

INCORPORATED IN THE STATE OF DELAWARE
COMMON  STOCK

This certifies that ____________________________________________ is the owner of

_______________________________________ shares.

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK $.001 PAR VALUE OF

COATES MOTORCYCLE COMPANY, LTD.

Transferable on the books of the Corporation in person or by attorney upon surrender of this certificate duly endorsed or assigned. This certificate and the shares represented hereby are subject to the laws of the State of Delaware, and to the Certificate of Incorporation and Bylaws of the Corporation, as nor or hereafter amended. This certificate is not valid until countersigned by the Transfer Agent.

          WITNESS:  the facsimile of the Corporation and the facsimile signatures of its duly authorized officers.

          /s/ Sharon M. Dunn                                                         /s/  Gregory G. Coates

SECRETARY                                                                                          PRESIDENT
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DATED _______________            (SEAL)    COUNTERSIGNED   AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                          AND                  NEW
YORK, NY                         TRANSFER AGENT

REGISTERED

BY:  _____________________________
                                                                                                                   Transfer

Agent-Authorized Signature

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